                          SCHEDULE  14-A  INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                   South Jersey Financial Corporation, Inc.
        --------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


    -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:

          ......................................................................
     2)   Aggregate number of securities to which transaction applies:

          ......................................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ......................................................................
     4)   Proposed maximum aggregate value of transaction:

          ......................................................................
     5)   Total fee paid:

          ......................................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          .........................................................
     2)   Form, Schedule or Registration Statement No.:

          .........................................................
     3)   Filing Party:

          .........................................................
     4)   Date Filed:

          .........................................................

                    South Jersey Financial Corporation, Inc.
                                 4651 Route 42
                         Turnersville, New Jersey 08012
                                 (609) 629-6000


                                                                   July 16, 1999

Dear Shareholders:

     You are cordially invited to attend the annual meeting of shareholders (the "Annual Meeting") of South Jersey Financial Corporation, Inc. (the "Company"), the holding company for South Jersey Savings and Loan Association (the "Association"), Turnersville, New Jersey, which will be held on August 18, 1999 at 2:00 p.m., Eastern Time, at the Four Points Hotel by Sheraton, 1450 Route 70 East, Cherry Hill, New Jersey.

     The attached Notice of the Annual Meeting and the Proxy Statement describe the business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of Deloitte & Touche LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our shareholders may have.

     The Board of Directors of the Company has determined that matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends that you vote "FOR" each of the nominees nominated as directors by the Nominating Committee specified under Proposal 1 and that you vote "FOR" the ratification of independent auditors as specified under Proposal 2.

     Please promptly sign and date the enclosed BLUE proxy card and return it in the enclosed postage-paid BLUE envelope. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business at the Annual Meeting.

     On behalf of the Board of Directors and all of the employees of the Company and the Association, I thank you for your continued interest and support.

                                      Sincerely yours,

                                      Robert J. Colacicco
                                      President and Chief Executive Officer

                    South Jersey Financial Corporation, Inc.
                                 4651 Route 42
                         Turnersville, New Jersey 08012

                       __________________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on August 18, 1999

                       __________________________________


     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of South Jersey Financial Corporation, Inc. (the "Company"), the holding company for South Jersey Savings and Loan Association (the "Association"), will be held on August 18, 1999 at 2:00 p.m., Eastern Time, at the Four Points Hotel by Sheraton, 1450 Route 70 East, Cherry Hill, New Jersey.

     The purpose of the Annual Meeting is to consider and vote upon the following matters:

     1. The election of three directors for terms of three years each or until their successors are elected and qualified;
     2. The ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 1999; and
     3. Such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

     The Board of Directors has established July 9, 1999 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on such record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available at South Jersey Financial Corporation, Inc., 4651 Route 42, Turnersville, New Jersey 08012, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

                              By Order of the Board of Directors

                              Joseph M. Sidebotham
                              Corporate Secretary

Turnersville, New Jersey
July 16, 1999

                    South Jersey Financial Corporation, Inc.

                            _______________________

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                August 18, 1999

                            _______________________

Solicitation and Voting of Proxies

     This Proxy Statement is being furnished to shareholders of South Jersey Financial Corporation, Inc. (the "Company") in connection with the solicitation by the Board of Directors ("Board of Directors" or "Board") of proxies to be used at the annual meeting of shareholders (the "Annual Meeting"), to be held on August 18, 1999, at 2:00 p.m., Eastern Time, at the Four Points Hotel by Sheraton, 1450 Route 70 East, Cherry Hill, New Jersey, and at any adjournments thereof. The 1999 Annual Report to Stockholders, including the financial statements of the Company for the year ended December 31, 1998, accompanies this Proxy Statement which is first being mailed to record holders on or about July 16, 1999.

     Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares be represented by proxy or in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed BLUE proxy card and returning it signed and dated in the enclosed postage-paid BLUE envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted by the Board of Directors in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted "FOR" the election of the nominees for director nominated by the Nominating Committee of the Board of Directors and named in this Proxy Statement and "FOR" the ratification of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 1999.

     Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

     A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to attend the Annual Meeting and vote personally at the Annual Meeting.

     The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Kissel-Blake Inc. ("Kissel-Blake"), a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $30,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiary, South Jersey

Savings and Loan Association (the "Association"), without additional compensation therefor. Personal solicitation will involve physically meeting with Company shareholders. Telephone solicitation will involve obtaining a list of shareholders and physically telephoning those shareholders. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from, such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

     The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below.

     The close of business on July 9, 1999, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 3,793,430 shares.

     As provided in the Company's Certificate of Incorporation, for voting purposes, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit and are not treated as outstanding for voting purposes. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as, by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors (Proposal 1), the BLUE proxy card being provided by the Board of Directors enables you to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the ratification of Deloitte & Touche LLP as independent auditors of the Company (Proposal 2) and all other matters that may properly come before the Annual Meeting, by checking the appropriate box on the proxy card, you may (i) vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" from voting on such item.

     Under the Company's Bylaws and Delaware law, an affirmative vote of the holders of a majority of the votes cast at the Annual Meeting on Proposal 2 is required to constitute shareholder approval of such Proposal. Shares underlying broker non-votes or in excess of the Limit will not be counted as present and entitled to vote or as votes cast and will have no effect on the vote.

Security Ownership of Certain Beneficial Owners

     The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date or as disclosed in certain reports received to date regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission (the "SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of the Record Date.

                      Name and Address of
 Title of Class        Beneficial Owner                                Number of Shares      Percent of Class
 --------------       -------------------                              ----------------      ----------------
Common Stock      Seidman and Associates, L.L.C.,                          330,600(1)               8.7%
                  Seidman and Associates II, L.L.C.,
                  Seidman Investment Partnership, L.P.,
                  Seidman Investment Partnership II, L.P.,
                  Lawrence B. Seidman, Kerrimatt, L.P.,
                  Federal Holdings, L.L.C., Benchmark
                  Partners, L.P., Richard Whitman,
                  Lorraine DiPaolo
                  100 Misty Lane
                  Parsippany, New Jersey  07054

Common Stock      South Jersey Savings and Loan Association                303,474(2)               8.0%
                  Employee Stock Ownership Plan (the "ESOP")
                  4651 Route 42
                  Turnersville, New Jersey  08012

Common Stock      The South Jersey Savings Charitable Foundation            280,995(3)               7.4%
                  (the "Foundation")
                  4651 Route 42
                  Turnersville, New Jersey  08012

__________________
(1) Based on information disclosed by the group of reporting persons set forth herein in a Schedule 13D filed with the SEC and most recently amended on June 4, 1999. In addition, based on information disclosed in preliminary proxy materials filed with the SEC on behalf of this group of reporting persons, this group of reporting persons may beneficially own and/or control up to 350,600 shares, or 9.2%, of the Company's Common Stock.
(2) Shares of Common Stock were acquired by the ESOP in the Association's conversion. The ESOP Committee administers the ESOP. The ESOP Trustee votes all allocated shares held in the ESOP in accordance with the instructions of the participants. As of July 9, 1999, no shares have been allocated to ESOP participants. However, for the sole purpose of providing the ESOP Trustee with voting instructions each participant shall be deemed to have one share allocated to his account. Under the ESOP, the ESOP Trustee, subject to its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), votes unallocated shares held in a suspense account in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock.
(3) The Foundation was established and funded by the Company in connection with the Association's Conversion with an amount of the Company's Common Stock equal to 8.0% of the total amount of Common Stock sold in the Conversion. The Foundation is a Delaware non-stock corporation and is dedicated to the promotion of charitable purposes within the communities in which the Association operates. The Foundation is governed by a board of directors with four members, three of whom are directors or officers of the Company or the Association. Pursuant to the terms of the contribution of Common Stock, as mandated by the Office of Thrift Supervision ("OTS"), all shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by shareholders of the Company.

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
                       PROPOSAL 1.  ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of eight directors and is divided into three classes. Each of the eight members of the Board of Directors also presently serves as a director of the Association. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

     The three nominees proposed for election at the Annual Meeting are Arthur
E. Armitage, Jr., Gregory M. DiPaolo and John V. Field. No person nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

     In the event that any nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed BLUE proxy card will be voted "FOR" the election of all nominees proposed by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to Nominees, Continuing Directors and Certain Executive Officers

     The following table sets forth, as of the Record Date, the names of nominees and continuing directors and the Named Executive Officers (as defined below), their ages, a brief description of their recent business experience, including present occupations and employment, the year in which each became a director of the Association and the year in which their terms (or, in the case of nominees, their proposed terms) as director of the Company expire. This table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and all directors and executive officers as a group as of the Record Date.

                                                                                                    Amount and
                                                                                    Expiration of   Nature of      Ownership as
  Name and Principal Occupation at Present                             Director         Term as     Beneficial    a Percent of
        and for Past Five Years                              Age       Since(1)         Director    Ownership(2)    Class(3)
  ----------------------------------------                   ---       --------     -------------   ------------  -------------
NOMINEES

Arthur E. Armitage, Jr.                                       78         1969              2002         10,000           *
   Former President and owner of a general
   insurance firm

Gregory M. DiPaolo                                            50         1982              2002         34,800           *
   Executive Vice President, Treasurer,
   and Chief Operating Officer of the
   Association and the Company

John V. Field                                                 55         1998              2002         20,000           *
   Attorney and sole shareholder in the firm
   of John V. Field, PA; General Counsel of
   the Association

CONTINUING DIRECTORS

Robert J. Colacicco                                           64         1976              2000         10,000           *
   President and Chief Executive Officer of
   the Association and the Company

Richard W. Culbertson, Jr.                                    54         1992              2001          5,200           *
   Certified public accountant and partner in
   the firm Bowman & Company LLP,
   Voorhees, New Jersey

Richard G. Mohrfeld                                           53         1983              2000          5,000           *
   President of Mohrfeld, Inc., a heating oil
   distributor in Collingswood, New Jersey

Martin Rosner                                                 92         1943              2000          1,000           *
   Former retailer in Collingswood, New
   Jersey; now retired

Ronald L. Woods                                               40         1998              2001         27,600           *
   Representative of Lenny, Vermaat and
   Leonard, a real estate brokerage firm in
   Haddonfield, New Jersey

All directors and executive officers as a group
(11 persons)..............................................    --           --                --        134,400         3.54%

------------------
*   Does not exceed 1.0% of the Company's voting securities.
(1) Includes years of service as a director of the Association.
(2) Each person effectively exercises sole (or shares with spouse or other immediate family members) voting or dispositive power as to shares reported.
(3) As of the Record Date, there were 3,793,430 shares of Common Stock outstanding.

     In addition, Seidman & Associates, LLC and Lawrence B. Seidman ("Seidman Group") have notified the Company of their intent to nominate Richard Baer and Lawrence B. Seidman to stand for election to the Board of Directors. YOUR BOARD URGES YOU TO RETURN ONLY MANAGEMENT'S BLUE PROXY CARD, WHICH IS ENCLOSED.

Meetings of the Board of Directors and Committees of the Board of Directors

     The Board of Directors of the Company and the Board of Directors of the Association conduct business through meetings of the Board of Directors and through activities of their committees. The Board of Directors of the Company and Association generally meet on a monthly basis and may have additional meetings as needed. During the year ended December 31, 1998, the Board of Directors of the Company, which was formed on September 28, 1998, held 4 meetings primarily related to organizational and other matters in connection with the formation of the Company and the acquisition of the Association through the Conversion. The Board of Directors of the Association held 23 meetings during 1998. All of the directors of the Company and Association attended at least 75% of the total number of the Company's Board meetings held and committee meetings on which such directors served during the year ended December 31, 1998. The Board of Directors of the Company and Association maintain committees, the nature and composition of which are described below:

     Audit Committee. The Audit Committee of the Company consists of Messrs. Armitage, Culbertson, Field, Mohrfeld, Rosner and Woods. This committee generally meets on an annual basis and is responsible for the review of audit reports and management's actions regarding the implementation of audit findings and to review compliance with all relevant laws and regulations. Due to the timing of the Conversion, the Audit Committee of the Company did not meet in 1998.

     Nominating Committee. The Company's Nominating Committee for the 1999 Annual Meeting consists of the full Board of Directors. The committee considers and recommends the nominees for director to stand for election at the Company's annual meeting of shareholders. The Company's Certificate of Incorporation and Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. The shareholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's Bylaws and by the Exchange Act. See "Additional Information - Notice of Business to be Conducted at a Special or Annual Meeting." Due to the timing of the Conversion, the Nominating Committee of the Company did not meet in 1998, and has met one time during 1999.

     Compensation Committee. The Compensation Committee of the Company consists of the full Board of Directors. The Compensation Committee of the Association consists of Messrs. Armitage, Culbertson, Mohrfeld and Rosner. Such committees are responsible for all matters regarding compensation and fringe benefits for officers and employees of the Company and the Association and meet on an as needed basis. The Compensation Committee of the Company did not meet in 1998 and the Compensation Committee of the Association met once in 1998.

Directors' Compensation

     Directors' Fees. All non-employee directors of the Association receive an annual retainer of $7,000 a year, except that the Chairman of the Board receives an annual retainer of $8,000. All non-employee directors of the Association also receive $450 for each Board meeting attended and $200 for each Committee meeting attended. Non-employee directors of the Company receive an annual retainer of $3,500 and do not receive additional fees for meetings of the Board of Directors of the Company.

Executive Compensation

     Summary Compensation Table. The following table sets forth the compensation paid by the Association for services rendered in all capacities during the years ended December 31, 1998, 1997 and 1996, to the Chief Executive Officer and to executive officers of the Association who received salary and bonus in excess of $100,000 ("Named Executive Officers").

                                                                                Long-Term Compensation/(2)/
                                                                              ---------------------------------
                                            Annual Compensation/(1)/                  Awards           Payouts
                                      --------------------------------------  -----------------------   -------
                                                                Other         Restricted  Securities
     Name and                                                   Annual          Stock     Underlying     LTIP         All Other
Principal Positions          Year     Salary       Bonus   Compensation/(2)/    Awards   Options/SARs   Payouts   Compensation/(3)/
-------------------          ---      ------       -----   ----------------     -----    ------------   -------   -----------------
Robert J. Colacicco          1998    $170,435     $31,044         --             --           --           --          $39,821
  President and Chief        1997    $141,107     $29,529         --             --           --           --          $38,275
  Executive Officer          1996    $139,385     $28,120         --             --           --           --          $31,846

Gregory M. DiPaolo           1998    $142,730     $25,982         --             --           --           --          $25,729
  Executive Vice President,  1997    $118,102     $24,733         --             --           --           --          $24,937
  Treasurer and              1996    $116,748     $23,324         --             --           --           --          $22,588
  Chief Operating Officer

-------------------------
(1) Under Annual Compensation, the column titled "Bonus" consists of Board approved discretionary bonuses.
(2) For 1998, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock. For 1998, the Association had no restricted stock or stock-related plans in existence.
(3) For 1998, other compensation consists of employer contributions of $26,992 and $24,577, to the Association's money purchase pension plan on behalf of Messrs. Colacicco and DiPaolo, respectively, and $10,723 credited by the Association on behalf of Mr. Colacicco to the Association's non-qualified deferred compensation plan. For 1998, other compensation also includes the value of life insurance premiums of $2,106 and $1,152 paid by the Association on behalf of Messrs. Colacicco and DiPaolo, respectively.

Employment Agreements

     Effective as of February 12, 1999, the Association entered into employment agreements with Messrs. Colacicco and DiPaolo, Joseph M. Sidebotham, Paul D. Wampler and Jane E. Brode (collectively, the "Association Employment Agreements"), and the Company entered into employment agreements with Messrs. Colacicco, DiPaolo and Sidebotham (collectively, the "Company Employment Agreements") (individually, the "Executive" and, collectively, the "Executives"). The employment agreements are intended to ensure that the Association's and the Company's management base remains stable. The continued success of the Association and the Company depends to a significant degree on the skills and competence of the Executives.

     The Association Employment Agreements provide for a three-year term for Messrs. Colacicco and DiPaolo and a two-year term for Messrs. Sidebotham and Wampler and Ms. Brode. Each Association Employment Agreement provides that commencing on the first anniversary date of the agreement and continuing each anniversary date thereafter the Board of Directors may extend the agreement for an additional year so that the remaining term shall be three years, in the case of Messrs. Colacicco and DiPaolo, and two years, in the case of Messrs. Sidebotham and Wampler and Ms. Brode, unless written notice of non-renewal is given by the Board of Directors of the Association after conducting a performance evaluation of the Executive. Each Company Employment Agreement provides for a three-year term for Messrs. Colacicco and DiPaolo and a two-year term for Mr. Sidebotham. The term of each Company Employment Agreement automatically extends on a daily basis, unless written notice of non-renewal is given by the Board of Directors of the Company or the Executive. The Association and Company Employment Agreements provide that the Executive's base salary will be reviewed annually. The base salaries which will initially be effective for such employment agreements for Messrs. Colacicco, DiPaolo, Sidebotham and Wampler and Ms. Brode will be $170,430, $142,731, $87,403, $86,256 and $94,316, respectively. In addition to the base salary, the employment agreements provide for, among other things, participation in various employee benefit plans and stock-based compensation programs, as well as furnishing fringe benefits available to similarly-situated executive personnel. The employment agreements provide for termination of the Executive by the Association or the Company for cause (as described in the agreements) at any time. In the event the Association or the Company chooses to terminate the Executive's employment for reasons other than for cause or, in the event of the Executive's resignation from the Association or the Company, as the case may be, upon: (i) failure to re-elect or re-appoint the Executive to his current office; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) the liquidation or dissolution of the Association or the Company; or (v) a breach of the Employment Agreement by the Association or the Company (collectively referred to as an "Event of Termination"), the Executive or, in the event of the Executive's death, the Executive's beneficiary would be entitled to receive an amount generally equal to the remaining base salary and bonus payments that would have been paid to the Executive during the remaining term of the Employment Agreements. In addition, the Executive would receive a payment attributable to the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Association or the Company during the remaining term of the employment agreements, together with the value of stock-based incentives previously awarded to the Executive. The Association and the Company would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the employment agreement. Upon the occurrence of an Event of Termination, the Executive is subject to a covenant not to compete with the Company or the Association for one year.

     Under the employment agreements, if involuntary termination or voluntary termination of the Executive's employment follows a change in control of the Association or the Company, the Executive or, in the event of the Executive's death, the Executive's beneficiary, would receive a severance payment generally equal to the greater of: (i) the payments due for the remaining terms of the agreement, including the value of stock-based incentives previously awarded to the Executive; or (ii) three times the average of the five preceding taxable years' annual compensation. The Association and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months, in the case of Messrs. Colacicco and DiPaolo, and twenty-four months in the case of Messrs. Sidebotham and Wampler and Ms. Brode. Notwithstanding that both the Company and Association agreements provide for a severance payment in the event of a change in control, the Executive may receive a severance payment under only one agreement. In the event of a change in control of the Association or Company, the total amount of payments due under the Employment Agreements, based solely on the base salaries set forth above, and excluding any benefits under any employee benefit plan which may otherwise become payable, would equal approximately $1.7 million.

     Payments to the Executive under the Association Employment Agreements are guaranteed by the Company in the event that payments or benefits are not paid by the Association. Payments under the Company Employment Agreements would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the employment agreements will be paid by the Company or the Association, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Association and Company shall indemnify the Executive to the fullest extent allowable under federal, New Jersey and Delaware law, respectively.

Change in Control Agreements

     Effective as of February 12, 1999, the Association entered into two-year Change in Control Agreements with six employees of the Association and a one-year Change in Control Agreement with one employee of the Association (the "CIC Agreements"), none of whom are covered by an employment agreement. Commencing on the first anniversary date of the agreements and continuing on each anniversary thereafter, the CIC Agreements may be renewed by the Board of Directors of the Association for an additional year. The CIC Agreements provide that in the event involuntary termination or, under certain circumstances, voluntary termination follows a change in control of the Association or the Company, the covered employee would be entitled to receive a severance payment equal to either one or two times the covered employee's average annual compensation for the five most recent taxable years preceding termination, depending on the particular agreement. The Association would also continue and pay for the covered employee's life, health and disability coverage for 24 months under the two-year CIC Agreements and 12 months under the one-year CIC Agreement following termination. Payments to the covered employee under the CIC Agreements are guaranteed by the Company in the event that payments or benefits are not paid by the Association. In the event of a change in control of the Association or Company, the total payments that would be due under the CIC Agreements, based solely on the current annual salaries paid to the seven employees covered by the CIC Agreements, would be approximately $542,000.

Employee Severance Compensation Plan

     In connection with the Conversion, the Association's Board of Directors established the South Jersey Savings and Loan Association Employee Severance Compensation Plan (the "Severance Plan") to provide eligible employees with severance pay benefits in the event of a change in control of the Association or the Company. Management personnel with employment agreements or change in control agreements will not participate in the Severance Plan. Generally, all employees are eligible to participate in the Severance Plan if they have completed at least one year of service with the Association or any subsidiary or parent of the Association. Under the Severance Plan, in the event of a change in control of the Association or the Company, eligible employees who terminate employment within one year of the change in control (for reasons specified under the Severance Plan), will receive a severance payment equal to one-twelfth of their current annual compensation for each year of service completed with the Association, up to a maximum of 199% of their current annual compensation. In the event the provisions of the Severance Plan were triggered, the total amount of payments that would be due thereunder, based solely upon current salary levels, would equal approximately $696,000.

     Supplemental Executive Retirement Plan. The Code limits the amount of compensation the Association may consider in providing benefits under its tax-qualified retirement plans, such as the South Jersey Savings and Loan Association Money Purchase Pension Plan ("Pension Plan") and the ESOP. The Code further limits the amount of annual contributions and benefit accruals under such plans on behalf of any employee. The Association sponsors a non-qualified supplemental executive retirement plan (the "SERP") to provide benefits to make up for the reduction in benefits flowing from these limits in connection with the Company's Pension Plan and the ESOP. In addition to providing for benefits lost under tax-qualified plans as a result of limitations imposed by the Code, the SERP will also make up lost ESOP benefits to designated individuals who retire, who terminate employment in connection with a change in control, or whose participation in the ESOP ends due to termination of the ESOP in connection with a change in control (regardless of whether the individual terminates employment) prior to the complete scheduled repayment of the ESOP loan. Generally, upon such an event, the SERP will provide the individual with a benefit equal to what the individual would have received under the ESOP had he remained employed or continued to participate in the ESOP throughout the scheduled term of the ESOP loan. An individual's benefits under the SERP will become payable upon the participant's retirement as described in the plan, upon the change in control of the Association or the Company, or as determined under the ESOP and Pension Plan.

Transactions With Certain Related Persons

     Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Association's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

     The Association currently makes loans to its executive officers and directors on the same terms and conditions offered to the general public. The Association's policy provides that all loans made by the Association to its executive officers and directors be made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable transactions with other persons and may not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1998, one of the Association's directors, Mr. Mohrfeld, had a residential first mortgage loan with the Association which had an outstanding balance totaling $211,000. Such loan was made by the Association in the ordinary course of business, with no favorable terms and such loan does not involve more than the normal risk of collectibility or present unfavorable features.

     The Company intends that all transactions in the future between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arm's length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

Other Transactions With Affiliates

     The Company and the Association utilize the services of the law offices of John V. Field, PA, of which Mr. Field, a director of the Company and the Association, is the sole shareholder, for a variety of legal work, relating to the ordinary course of the Company's and Association's business. During 1998, the Company and the Bank made payments to Mr. Field's firm for legal services totalling $21,000.

                   PROPOSAL 2.   RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Company's independent auditors for the year ended December 31, 1998 were Deloitte & Touche LLP. The Company's Board of Directors has reappointed Deloitte & Touche LLP to continue as independent auditors for the Association and the Company for the year ending December 31, 1999, subject to ratification of such appointment by the shareholders.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

     Unless marked to the contrary, the shares represented by the enclosed BLUE proxy card will be voted "FOR" ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.


                             ADDITIONAL INFORMATION

Shareholder Proposals

     To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders not later than April 20, 2000. Any such proposal will be subject to 17 C.F.R. (S) 240.14a-8 of the Rules and Regulations under the Exchange Act.

Notice of Business to be Conducted at a Special or Annual Meeting

     The Bylaws of the Company set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to shareholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by shareholders must include the shareholder's name and address, as they appear on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any Annual Meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Meeting

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Annual Meeting, you are urged to promptly sign your BLUE proxy card and return it in the enclosed self-addressed BLUE envelope. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.


     A COPY OF THE FORM 10-KSB (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD UPON WRITTEN REQUEST TO GREGORY M. DIPAOLO, SOUTH JERSEY FINANCIAL CORPORATION, INC., 4651 ROUTE 42, TURNERSVILLE, NEW JERSEY 08012.

                                By Order of the Board of Directors


                                Joseph M. Sidebotham
                                Corporate Secretary

Turnersville, New Jersey
July 16, 1999



           YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN
             PERSON.  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL
             MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY
                 RETURN THE ACCOMPANYING BLUE PROXY CARD IN THE
                      ENCLOSED POSTAGE-PAID BLUE ENVELOPE.

                            YOUR VOTE IS IMPORTANT

1. The Board of Directors urges you to discard the White proxy card recently sent to you by the Seidman Group. A "WITHHOLD AUTHORITY" vote on the Seidman Group's White proxy card is not a vote for the Board's nominees. To vote FOR your Company's nominees you must execute a BLUE proxy card.

2. Therefore, if you voted a White proxy card but wish to support your Company's nominees, please sign, date and mail the enclosed BLUE proxy card in the envelope provided as soon as possible.

3. Remember -- only your latest dated proxy will determine how your shares are to be voted at the meeting.

4. If any of the shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and direct them to vote your shares FOR your Company's nominees on the BLUE proxy card.

5. For assistance in voting your shares or further information, please contact the Company at (609) 629-6000, or our proxy solicitor.

                                 KISSEL-BLAKE
                         Call Toll Free 1-800-498-2628

                    SOUTH JERSEY FINANCIAL CORPORATION, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

                                August 18, 1999
                             2:00 p.m. Eastern Time
                        _______________________________

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints the official proxy committee of the Board of Directors of South Jersey Financial Corporation, Inc. (the "Company"), each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on August 18, 1999, at 2:00 p.m. Eastern Time, at the Four Points Hotel by Sheraton, 1450 Route 70 East, Cherry Hill, New Jersey and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

     1. The election as directors of all nominees listed (except as marked to the contrary below).


                            Arthur E. Armitage, Jr.
                              Gregory M. DiPaolo
                                 John V. Field

                                                              FOR ALL
        FOR                       VOTE WITHHELD               EXCEPT
        ---                       -------------               -------
        [ ]                            [ ]                      [ ]

     INSTRUCTION: To withhold your vote for any individual nominee, mark "FOR ALL EXCEPT" and write that nominee's name on the line provided below.


-------------------------------------------------------------------------------


     2. The ratification of the appointment of Deloitte & Touche LLP as independent auditors of South Jersey Financial Corporation, Inc. for the year ending December 31, 1999.


        FOR                          AGAINST                   ABSTAIN
        ---                          -------                   -------
        [ ]                            [ ]                       [ ]



                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                         EACH OF THE LISTED PROPOSALS.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

     The above-signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and of a Proxy Statement dated July 16, 1999 and of the Annual Report to Shareholders.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.



                              Dated:___________________________



                              ________________________________
                              SIGNATURE OF SHAREHOLDER



                              ________________________________
                              SIGNATURE OF SHAREHOLDER



                         _____________________________


           PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
                  IN THE ENCLOSED BLUE POSTAGE-PAID ENVELOPE.